EXHIBIT 10(e)


                               STANHOME INC.
                          WESTFIELD, MASSACHUSETTS

                 1997 PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             STOCK OPTION PLAN

                   CERTIFICATE OF GRANT OF NON-QUALIFIED
                                STOCK OPTION


                                    Date of Grant:  November 14, 1997
                                    Total Number of Shares:  100,000
                                    Price per Share:  $27.3125

 To:   H. L. Tower
       50 Wallace Road
       Stony Creek, CT 06405

 Dear Bill:

      This letter is a certificate formally granting you a Non-qualified Stock Option with respect to the number of shares of Stanhome Inc. Common Stock, $0.125 par value each indicated above and subject to the conditions set forth below. The stock option exercise price will be $27.3125 per share. Your option will vest in increments of 12,500 shares as of the last day of each month in which you have served, during any portion thereof, as the Company's President and Chief Executive Officer beginning with November, 1997. If you cease serving as the Company's President and Chief Executive Officer at any time before June 1, 1998, the incremental shares under this option for those months following such cessation of service in those capacities will not vest. All unvested increments of shares under this option at the time of your cessation of service in those capacities will be forfeited by you and will terminate forthwith.

      Your option is not exercisable during the first six (6) months following the date of grant. After May 14, 1998, your option will become exercisable as to all shares vested as of that date. The stock option granted under this certificate is not to be treated as an incentive stock option under the Internal Revenue Code of 1986, as amended.

      You may exercise your right to purchase all or any of the shares included in any vested increment after May 14, 1998 but, in any event, not later than November 13, 2007. In order to exercise, you must forward a completed Stock Option Exercise Order together with payment in full to the Treasurer, Stanhome Inc., 333 Western Avenue, Westfield, Massachusetts 01085, for the shares which you elect to purchase. You can elect to make your purchase in cash, Stanhome stock, or a combination of cash and Stanhome stock. Please be advised that the Company will accept shares acquired under a Stock Option program of the Company in payment for new option shares only if the shares tendered have been held by you for a period of at least six months.

      No purchase can be made of fewer than ten shares at any one time. Any exercise of the option will be effective on the date when payment is received in the office of the Treasurer, except that no payment will be accepted which is received after November 13, 2007. You will receive a stock certificate representing shares for which you have made payment.


      Under existing law, the difference between the price paid for any shares purchased under this option and their market value on the date or dates the option is exercised will be subject to federal income tax at ordinary rates, to social security tax, and to the usual withholding requirements. The payment of all such taxes is of course your personal responsibility. However, the Company is also responsible for meeting the withholding requirements and in order to do so will retain the required number of shares purchased under the option unless you elect to deposit with it an amount equal to any required withholding.

      This option is exercisable during your lifetime only by you and is not transferable by you. In the event of your death, your legal representatives may, at any time after May 14, 1998 and before November 13, 2007, pay for and receive any shares which were vested as of the date of your death. Any attempted transfer or other disposition of the option by you will be void and will constitute valid grounds for its cancellation by the Company.

      The Compensation and Stock Option Committee of the Board of Directors will administer this grant in its discretion and pursuant to its interpretation of the changes in stock section and other provisions of the Company's 1991 Stock Option Plan, a copy of which is attached for your convenience, deemed by it to be applicable.

      This option will be of no force or effect and no rights will exist under it after November 13, 2007.

      We would appreciate your signing the enclosed acknowledgment confirming your receipt of this Certificate of Grant and returning it in the enclosed envelope.

                                    STANHOME INC.


                                    /s/ Bruce H. Wyatt
                                    ______________________
                                    Bruce H. Wyatt
                                    Secretary

 Enclosures




                          CONFIRMATION OF RECEIPT

                                     OF

                         NON-QUALIFIED STOCK OPTION



      I hereby acknowledge that I have received my Certificate of Grant of a Non-qualified Stock Option dated November 14, 1997.





                               ______________________________________
                                      (Signature of Optionee)



                               Date:__________________________________

                               Name:_________________________________
                                               (Printed)

                               Address:_______________________________








                               STANHOME INC.
                     1991 Stock Option Plan, as amended
                          Through December 4, 1996

      1. Purpose. The purpose of this 1991 Stock Option Plan (the "Plan") is to advance the interests of Stanhome Inc. (the "Company") by encouraging key management employees of the Company and its subsidiaries and non-employee directors of the Company to acquire a proprietary interest in the Company through ownership of common stock of the Company. Such ownership will encourage the optionees to remain with the Company and will help attract other qualified persons to become employees and directors.

      2. Administration. The Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") which shall be composed of not less than three directors of the Company elected or to be elected as members of the Committee from time to time by the Board of Directors of the Company. None of the Committee members shall be, during service on the Committee, nor shall have been, during the one year prior to service on the Committee, granted or awarded Shares or options to acquire Shares under this Plan or any other plan maintained by Stanhome or any of Stanhome's affiliates, other than any grant or award of options or other equity securities of Stanhome pursuant to Section 9 of the Stanhome Inc. 1991 Stock Option Plan or any other plan of Stanhome that would not result in such Committee member failing to qualify as a 'disinterested person' under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, as in force from time to time. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, as in force from time to time. Subject to the provisions of the Plan and the approval of the Board of Directors of the Company, except that the Board of Directors shall have no discretion with respect to the selection of officers within the meaning of Rule 16a-1(f), directors or 10% or more shareholders ("Insiders") for participation and decisions concerning the timing, pricing and amount of a grant or award to such "Insiders", the Committee is authorized to grant options under the plan and to interpret the Plan and such options, to prescribe, amend and rescind rules and regulations relating to the Plan and the options, and to make other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be conclusive. The Committee shall act pursuant to a majority vote or by unanimous written consent.

      3. Types of Options. Options granted pursuant to the Plan may be either incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, ("Incentive Stock Options") or options not qualifying under that section of the Code ("Non-qualified Stock Options"). It is the intent of the Company that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

      4. Eligibility. Options shall be granted under the Plan to such selected key full-time salaried and commissioned employees (including officers and directors if they are employees) of the Company or any of its subsidiaries as the Committee shall determine from time to time.
 Options shall also be granted under the Plan to the non-employee directors of the Company (the "Non-employee Directors") pursuant to Section 9 hereof.

      5. Stock Subject to Options. The aggregate number of shares which may be issued or sold under options granted pursuant to the Plan (the "Shares") shall not exceed 2,000,000 shares of the Company's common stock $0.125 par value each. Such Shares shall be either authorized but unissued shares of said common stock or issued shares of said common stock which shall have been reacquired by the Company. Such aggregate number of Shares may be adjusted under Sections 9 and 10 below. If any outstanding option under the Plan expires or is terminated for any reason, the Shares allocated to the unexercised portion of such option may again be subjected to an option or options under the Plan.

      6. Allotment of Shares. Except as provided under Section 9 hereof, the Committee shall determine the total number of Shares to be offered to each optionee under the Plan.

      7. Option Price. The Shares shall be offered from time to time under the Plan at a price which shall be not less than the greater of (i) 100 percent of the Fair Market Value of the Company's common stock on the date the option is granted, or (ii) the par value of the Company's common stock subject to the option; provided, however, that the price shall be not less than 110 percent of such Fair Market Value in the case of shares offered under any Incentive Stock Option granted to an individual who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its subsidiaries.

      8. Terms and Conditions of Options. The Committee shall have power, subject to the limitations contained in the Plan, to prescribe the terms and conditions of any option granted hereunder. Each such option shall be evidenced by a certificate in such form as the Committee shall from time to time determine, which certificate shall prescribe the following terms and conditions and such other terms and conditions as the Committee may deem necessary or advisable:

      (a) Duration of Options. Except as hereinafter otherwise provided, options granted under the Plan shall be exercisable for such period of time as the Committee shall determine. An Incentive Stock Option shall not be exercisable after the expiration of ten years from the date it is granted; provided, however, that any Incentive Stock Option granted to an individual who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its subsidiaries shall by its terms not be exercisable after the expiration of five years from the date of grant.

      (b) Exercise of Options. Except as hereinafter otherwise provided, each option granted under the Plan may be exercised only after one year of continued employment by the Company or one of its subsidiaries immediately following the date the option is granted and only during the continuance of the optionee's employment with the Company or one of its subsidiaries and such additional period as may be provided in subsection (e) below. No option shall be exercised for less than 10 Shares except as a result of an adjustment under Sections 9 or 10 below.

      (c) Payment. The purchase price of each Share purchased upon the exercise of any option granted hereunder shall be paid in full at the time of such purchase, and a stock certificate representing Shares so purchased shall be delivered to the person entitled thereto. Until the stock certificate for such Shares is issued in the optionee's name, he or she shall have none of the rights of a stockholder. Payment may be made in whole or in part in (i) cash or (ii) whole shares of the Company's common stock acquired at least six months previously by the optionee and evidenced by negotiable certificates, valued at their Fair Market Value on the date preceding the date the option is exercised. If certificates representing shares of common stock are used to pay all or part of the purchase price of an option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which the option holder is entitled as a result of exercise of the option. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer upon such exercise. With respect to the exercise of Non-qualified Stock Options granted pursuant to this Section 8, optionees may elect to have the Company withhold a designated number of Shares otherwise issuable upon the exercise of such stock options, or, in the case of "Insider" optionees, to commit irrevocably at a time acceptable under the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, to surrender to the Company shares of common stock to cover Federal and State tax obligations incident to such exercise, or such other maximum amounts as may be determined by the Committee.

      (d) Nontransferability of Options. No option shall be transferable by the optionee otherwise than (1) by will or the laws of descent and distribution or (2) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, and each option shall be exercisable, during his or her lifetime, only by the optionee or his or her guardian or legal representative(s), except to the extent that options granted hereunder are assigned pursuant to a qualified domestic relations order.

      (e) Termination of Options. If the optionee's full-time employment by the Company or any of its subsidiaries shall terminate for any reason other than death, his or her options shall terminate immediately upon such termination of employment, if not sooner terminated pursuant to their terms, except that, subject to subsection (a) above, any such options shall be exercisable by the optionee or his or her guardian or legal representative(s) during the three-year period following any such termination of employment as to the number of Shares which the optionee was entitled to purchase on the day preceding such termination and, if specified in the certificate of grant or other instrument evidencing a Non- qualified Stock Option, such additional number of Shares which the optionee would have become entitled to purchase during such three-year period (including by reason of Section 10 below) if the optionee's employment had not so terminated, except further that in the case of Incentive Stock Options the period for such exercise following such termination shall be limited to three months, or, in the case of a termination of employment by reason of disability, to twelve months. If the optionee's full-time employment by the Company or any of its subsidiaries shall terminate by reason of death, his or her options shall terminate immediately upon such termination of employment, if not sooner terminated pursuant to their terms, except that, subject to subsection (a) above, any such options shall be exercisable, as of the time of such optionee's death, to the extent such options were granted to such optionee on or prior to the date which is one year prior to the date of such optionee's death and any such options shall be exercisable during the two-year period following any such termination of employment by the optionee's legal representative(s). Cessation of any corporation's relationship with the Company as a subsidiary shall constitute a "termination of employment" hereunder as to individuals employed by that corporation, and options held by such individuals shall be terminated in accordance with this subsection. For purposes of this subsection, the meaning of the word "disability" shall be determined under the provisions of Section 422(c)(7) of the Internal Revenue Code of 1986, as amended, or any successor provisions thereof.

      (f) Fair Market Value. For purposes of this Plan, "Fair Market Value" shall be the applicable day's closing sales price of the Company's common stock as reflected on the consolidated tape of the principal exchange on which such stock is traded, or, if there are no sales on such date, such price on the most recent trading day prior thereto.

      9. Non-employee Directors' Options. The Committee shall not have any discretion with respect to the options granted to the Non-employee Directors under the provisions of this Section 9. Except as hereinafter otherwise provided, options granted pursuant to this Section 9 shall be subject to the terms and conditions set forth in Section 8.

      (a) Grant of Options. On the day following each of the 1991 through and including the 1995 annual stockholders' meetings, each Non-employee Director on that date shall automatically be granted an option to purchase 1,500 Shares. The maximum number of Shares for which options may be granted to any Non-employee Director under the Plan shall be 7,500. All such options shall be Non-qualified Stock Options. The price at which each Share covered by such options shall be purchased shall be the greater of
 (i) 100 percent of the Fair Market Value of the Company's common stock on the date the option is granted, or (ii) the par value of the Company's common stock subject to the option.

      (b) Exercise of Options. Twenty-five percent of the total number of the Shares subject to an option granted to the Non-employee Director shall become exercisable on the later of (i) the next February 1 following the date on which the option was granted or (ii) six months after the date on which the option was granted and twenty-five percent on February 1 of each of the next three consecutive calendar years. The right to purchase Shares with respect to an option which has become exercisable shall be cumulative during the term of the option. The option may be exercised by the Non-employee Director or his or her guardian or legal representative(s) during the period that the Non-employee Director remains a member of the Board of Directors and for a period of three years thereafter, or a period of two years thereafter in the case of the Non-employee Director's death while serving as a member of the Board of Directors, provided that only those options exercisable on the day preceding the date the Non-employee Director ceases to be a member of the Board of Directors may be exercised during said applicable period and, provided further, that in no event shall the option be exercisable more than ten years after the date of grant. All options that are not exercisable on the day preceding the date the Non-employee Director ceases to be a member of the Board of Directors shall be immediately terminated.

      (c) Payment. An option granted to the Non-employee Director shall be exercisable only upon payment to the Company in accordance with the provisions of Section 8(c) of the full purchase price of the Shares with respect to which the option is being exercised.

      (d) Adjustment of Options. In the event of a stock dividend, split-up or combination of shares, recapitalization, reclassification or merger in which the Company is the surviving corporation, or other similar capital or corporate structure change, the number of Shares at the time of such change remaining subject to any option granted or to be granted pursuant to the provisions of this Section 9 shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of common stock of the Company by reason of such change in corporate structure, provided that the number of Shares shall always be a whole number with any fractional Shares being deleted therefrom, and the purchase price per Share of any outstanding options shall, in the case of an increase in the number of Shares, be proportionately decreased, and in the case of a decrease in the number of Shares, be proportionately increased. In the event of a consolidation or merger in which the Company is not the surviving corporation or of a "Change in Control" as defined in
 Section 10, including, but not limited to, "Changes in Control" in which the Company is the surviving corporation, and notwithstanding the preceding sentence, each option outstanding under the provisions of this
 Section 9 shall thereupon terminate, provided that within ten days of the effective date of any such consolidation, merger, or "Change in Control", the Company shall pay in cash the difference between the exercise price of the unpurchased Shares under the options and the value of consideration receivable in the transaction by a holder of the number of shares of common stock equal to the number subject to the options.

      10. Changes in Stock. In the event of a stock dividend, split-up or combination of shares, recapitalization, reclassification or merger in which the Company is the surviving corporation, or other similar capital or corporate structure change, the number and kind of Shares at the time of such change remaining subject to the Plan and to any option granted or to be granted pursuant to the Plan, except for options granted or to be granted pursuant to Section 9, the option price and any other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation, (i) each option outstanding hereunder that is held by an "Insider" optionee and that is not outstanding under the provisions of
 Section 9 shall become immediately exercisable and (ii) each option outstanding hereunder that is held by an optionee who is not an "Insider" shall terminate, provided that at least twenty days prior to the effective date of any such consolidation or merger, the Board of Directors of the Company shall do one of the following with respect to options held by optionees who are not "Insiders": (1) make such options immediately exercisable, (2) arrange to have the surviving or consolidated corporation grant replacement options to the optionees involved, or (3) pay in cash the difference between the exercise price of the unpurchased Shares under the options and the value of consideration receivable in the transaction by a holder of the number of shares of common stock equal to the number subject to the options. No adjustment provided for in this Section 10 shall require the Company to issue or sell a fractional share under any option hereunder and any fractional share resulting from any such adjustment shall be deleted from the option involved.

      Notwithstanding anything herein to the contrary, in the event of a "Change in Control" as defined below, including certain consolidation or merger events otherwise giving rise to the adjustments or alternatives described in the above paragraph, each option outstanding under this Plan shall thereupon terminate, provided that within ten days of the effective date of such Change in Control, the Company shall pay in cash the difference between the exercise price of the unpurchased Shares under the options and the value of consideration receivable in the transaction by a holder of the number of shares of common stock equal to the number subject to the options. As used herein, "Change in Control" means a Change in Control of a nature that would, in the opinion of the Company counsel, be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary of the Company, any trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company)) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or
 (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

      With respect to all optionees other than the Non-employee Directors, no Change in Control shall be deemed to have occurred if the optionee is a member of a management group which first announces a proposal which constitutes a Potential Change in Control, unless otherwise determined by a majority of the members of the Board of Directors who are not members of such management group. A "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following subsections shall have been satisfied: (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions, which if consummated, would constitute a Change in Control; (iii) any Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

      11. Effective Date; Stockholder Approval; Term. The Plan was adopted by the Board of Directors on January 23, 1991 and shall become effective on April 25, 1991 if the Plan is approved by the holders of a majority of the common stock outstanding and entitled to vote at the Annual Meeting of Stockholders scheduled for April 25, 1991. No option hereunder shall be granted after January 23, 2001 or the earlier suspension or termination of the Plan in accordance with its terms. The Plan shall terminate on January 23, 2001 or on such earlier date as it may be suspended or terminated under the provisions of Section 12 below or as of which all Shares subject to options authorized to be granted under the Plan shall have been acquired by exercise of such options.

      12. Amendment or Discontinuance of the Plan. The Board of Directors of the Company may, insofar as permitted by law, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever except that, without appropriate approval of the stockholders of the common stock, no such revision or amendment shall increase the maximum number of Shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted or otherwise change the provisions of this Plan to the extent approval of the holders of the common stock of the Company is required under applicable securities laws. Notwithstanding the preceding sentence, amendments to change the provisions of Section 9(a) shall not be made more frequently than once every six months other than to comply with the Internal Revenue Code or the Employee Retirement Income Security Act.

      13. Applicable Laws or Regulations and Notification of Disposition. The Company's obligation to sell and deliver Shares under an option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company may also require in connection with any exercise of an Incentive Stock Option that the optionee agree to notify the Company when making any disposition of the Shares, whether by sale, gift, or otherwise, within two years of the date of grant or within one year of the date of exercise.

      14. No Employment Right; No Obligation to Exercise Option. Nothing contained in the Plan, or in any option granted under it, shall confer upon any optionee any right to continued employment by the Company or any of its subsidiaries or to continued membership on the Board of Directors of the Company or limit in any way the right of the Company or any subsidiary to terminate the optionee's employment at any time. The granting of any option hereunder shall impose no obligation upon the optionee to exercise such option.